Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
RULE 13A-14(B) OR RULE 15D-14(B)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND
 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Yatinoo, Inc. (the “Company”) for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis P. Magliochetti, Jr., Interim Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2009
YATINOO, INC.

	By:	/s/ Francis P. Magliochetti, Jr.
Francis P. Magliochetti, Jr.
Interim Chief Executive Officer
and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Yatinoo, Inc. and will be retained by Yatinoo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.